UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 29, 2005

AMN Healthcare Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100 San Diego, California		92130
(Address of principal executive offices)		(Zip Code)

(866) 871-8519

(registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

On December 29, 2005, the Company’s Compensation and Stock Plan Committee of the Board of Directors approved annual salary adjustments and bonus targets under the Company’s Senior Management Incentive Bonus Plan for the Company’s Executive Officers, effective January 1, 2006.

Mr. Steven C. Francis, Executive Chairman shall receive an annual base salary in 2006 of $350,000. Ms. Susan R. Nowakowski, Chief Executive Officer and President shall receive an annual base salary in 2006 of $550,000 with a bonus target of 55% of her base salary. Mr. David C. Dreyer, Chief Financial Officer, shall receive an annual base salary in 2006 of $348,000 with a bonus target of 45% of his base salary. Ms. Denise L. Jackson, Senior Vice President, General Counsel and Secretary shall receive an annual base salary in 2006 of $260,000 with a bonus target of 40% of her base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

By:	/s/ Susan R. Nowakowski
Susan R. Nowakowski Chief Executive Officer and President

Date: January 2, 2006